UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 18, 2003

                          TEMECULA VALLEY BANCORP INC.
             (Exact name of registrant as specified in its chapter)


        CALIFORNIA                                            46-0476193
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)           Identification No.)


         27710 Jefferson Avenue                                   92590
               Suite A100                                      (Zip Code)
          Temecula, California
 (Address of principal executive offices)



        Registrant's telephone number, including area code (909) 694-9940

                                 Not applicable
          (Former name or former address, if changed since last report)



ITEM 5.  Other Events and Required FD Disclosure

             Effective December 18, 2003, Temecula Valley Bancorp Inc. changed its state of incorporation from Delaware to California. The change in the company's state of incorporation was approved by its shareholders at a special meeting of shareholders held on December 18, 2003. A concurrent forward two-for-one stock split as of December 18, 2003 was also approved at the meeting.

             The reincorporation in the State of California was accomplished by the merger of the company with and into Temecula Merger Corporation, a California corporation, its wholly owned subsidiary, which was the surviving corporation in the merger and which, effective upon the merger, changed its name to Temecula Valley Bancorp Inc. The reincorporation will not result in any change in the company's name, headquarters, business, jobs, management, location of offices or facilities, number of employees, taxes payable to the State of California, assets, liabilities or net worth.

         The Company's common stock will continue to be quoted in the Over-the-Counter Bulletin Board under the symbol TMCV.OB. Shareholders will not be required to undertake a mandatory exchange of the company's shares. Certificates for the company's shares automatically represent an equal number of shares of the new entity except that, upon the merger, the forward two-for-one stock split will cause such shares to represent two shares for every one share held.

              On December 18, 2003, Temecula Valley Bancorp Inc. issued the press release filed as Exhibit 99.1 to this Current Report on Form 8-K announcing the effectiveness of the reincorporation and the forward two-for-one stock split.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 19, 2003             TEMECULA VALLEY BANCORP INC.
                                     (Registrant)

                                     /s/ STEPHEN H. WACHNITZ
                                     -------------------------------------
                                     Stephen H. Wacknitz
                                     President and Chief Executive Officer

                                     /s/ DONALD A. PITCHER
                                     -------------------------------------
                                     Donald A. Pitcher
                                     Senior Vice President
                                     Chief Financial Officer




                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           ------------

2.1 Agreement and Plan of Merger dated November 7, 2003 between Temecula Merger Corporation, a California corporation and Temecula Valley Bancorp Inc., a Delaware corporation with Officers' Certificates attached.
2.2          Certificate of Merger dated December 18, 2003.
99.1 Press release of Temecula Valley Bancorp Inc. dated December 18, 2003, announcing the effectiveness of the reincorporation of Temecula Valley Bancorp Inc. from the State of Delaware to the State of California and the forward two-for-one stock split.